[Savient Letterhead]

Contact: Mary Coleman Savient Pharmaceuticals, Inc. information@savient.com (732) 418-9300 Carney Noensie Burns McClellan cnoesie@burnsmc.com (212) 212-0006

Savient Pharmaceuticals Submits European Marketing Authorization Application for KRYSTEXXA(R)

EAST BRUNSWICK, N.J., (May 4, 2011) Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today announced that it has, through its wholly owned subsidiary, Savient Pharma Ireland Limited, delivered via courier to the European Medicines Agency (EMA) and the assigned co-rapporteurs, the Marketing Authorization Application (MAA) for KRYSTEXXA(R) (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Currently there are no EMA approved treatments for this condition available in the European Union.

Savient’s MAA delivery was timed to meet the EMA’s designated May 6, 2011 submission date. The MAA submission will be reviewed under the EMA centralized licensing procedure for member states of the European Union, and the application includes clinical and safety data from Savient’s pivotal Phase 3 studies and the Open Label Extension program of KRYSTEXXA.

“We remain committed to advancing care for patients who suffer from this devastating disease and the MAA submission for KRYSTEXXA demonstrates an important step forward in addressing a significant unmet medical need that currently exists in Europe,” stated John H. Johnson, chief executive officer of Savient. “While KRYSTEXXA is currently available in the United States, this submission reflects our belief that KRYSTEXXA will have a very important role in the future management of refractory chronic gout globally.”

KRYSTEXXA became commercially available in the U.S. by prescription on December 1, 2010 and is the only FDA-approved product specifically indicated for the treatment of chronic gout in adult patients refractory to conventional therapy. Chronic gout that is refractory to conventional therapy occurs in patients who have failed to normalize serum uric acid and whose signs and symptoms are inadequately controlled with xanthine oxidase inhibitors, at the maximum medically appropriate dose or for whom these drugs are contraindicated. KRYSTEXXA is not recommended for the treatment of an elevation of blood concentration of uric acid that is not accompanied by signs or symptoms of gout, a condition referred to as asymptomatic hyperuricemia.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA(R) (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”) and Mountain View Pharmaceuticals, Inc. (“MVP”). Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. For more information, please visit our website at www.savient.com.

FORWARD LOOKING STATEMENTS

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the pursuit of our MAA filing in the European Union, the success of our marketing efforts, market demand, and reimbursement, for KRYSTEXXA(R) and our market expansion plans in other geographical areas are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, our ability to commercialize KRYSTEXXA; our ability to retain the personnel whom we have hired and to hire the remaining personnel necessary to complete the build out of our commercial team; our reliance on third parties to manufacture KRYSTEXXA; the risk that the market for KRYSTEXXA is smaller than we have anticipated; competition from existing therapies and therapies that are currently under development, including therapies that are significantly less expensive than KRYSTEXXA; our ability to gain market acceptance for KRYSTEXXA among physicians, patients, health care payors and others in the medical community; whether we are able to obtain financing, if needed; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

###

SVNT-G